Exhibit 99.1

FOR IMMEDIATE RELEASE

Cycurion (Nasdaq: CYCU) Partners with CentralSquare Technologies to Provide Public Safety IT Services Across the Country

Falls Church, VA – March 6, 2025 – Cycurion, Inc. (Nasdaq: CYCU), a trusted leader in IT cybersecurity solutions and AI, announces a nationwide expansion of its strategic partnership with CentralSquare Technologies, LLC to deliver its IT services across the country.

Through this collaboration, Cycurion will offer its highly effective project management, change management, curriculum development, and training services in partnership with CentralSquare Technologies outside of the Chicago area and expand to other large urban areas in the United States.

Public Safety agencies are constantly seeking ways to improve response times and increase the amount of information available to first responders. With CentralSquare Technologies’ public safety products and Cycurion’s IT services, the companies believe that public safety agencies can decrease response times and proactively provide valuable safety information in a glanceable format for first responders.

“Our partnership with CentralSquare Technologies underscores our commitment to partnering with public safety agencies to decrease response times and provide first responders with the life-saving information they need,” said Kevin Kelly, CEO of Cycurion.

About Cycurion, Inc.

Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies, Cloudburst Security, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients with a commitment to securing the digital future.

About CentralSquare Technologies

CentralSquare Technologies powers the safest and best-run communities by providing mission-critical software for local governments of all sizes, enabling efficient, seamless community management. Our solutions protect, improve and save lives, supporting first responders and public administrators in creating safer, smarter communities.

Forward looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.

Many factors could cause Cycurion’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements described in this press release, including words such as “continue”, “expect”, “intend”, “will”, “hope”, “should”, “would”, “may”, “potential”, and other similar expressions. Such factors could include, among others, those detailed in its Registration Statement on Form S-4, as filed with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled “Risk Factors” in that filing with the SEC underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and Cycurion does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by law. Cycurion cannot assure that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Individuals are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

Investor Contact:

CORE IR

investors@cycurion.com

Media Contact:

Phone: (703) 555-0123

Email: media@cycurion.com